Exhibit 10.26

THE INDEBTEDNESS UNDER THIS PROMISSORY NOTE IS SUBORDINATE TO CERTAIN OTHER INDEBTEDNESS OF MAKER AS PROVIDED IN THAT SUBORDINATION AGREEMENT DATED MAY 7, 1997 BY AND AMONG LASALLE BUSINESS CREDIT, INC. AND PAYEE


                                 PROMISSORY NOTE


$2,500,000.00                                                   Phoenix, Arizona

                                                                     May 7, 1997


         FOR VALUE RECEIVED, the undersigned THE ANTIGUA GROUP, INC., a Nevada corporation (hereinafter called "Maker"), promises to pay to the order of IMPERIAL BANK, a California banking corporation (the "Payee"; Payee and each subsequent transferee and/or owner of this Note, whether taking by endorsement or otherwise, are herein successively called "Holder"), at 9920 South La Cienega Boulevard, Lending Services, Inglewood, California 90301, or at such other place as Holder may from time to time designate in writing, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00) or so much thereof as Holder may advance to or for the benefit of Maker plus interest calculated on a daily basis (based on a 360-day year) from the date hereof on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America at the rates of interest per annum and at the times specified in that Credit Agreement of even date herewith between the Maker and Payee (the "Credit Agreement"). Principal hereof shall be payable in the amounts and at the times set forth in the Credit Agreement.

         Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Holder, in connection with this Note.

         This Note is issued pursuant to the Credit Agreement and is secured by the Security Documents, as defined in the Credit Agreement.

         Time is of the essence of this Note.

         Maker shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. All such costs and expenses shall be secured by the Security Documents.

         Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance hereof.

         Maker and all sureties, guarantors and/or endorsers hereof (or of any obligation hereunder) and accommodation parties hereon (severally each hereinafter called a "Surety") each: (a) agree that the liability under this Note of all parties hereto is joint and several; (b) severally waive any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and (c) consent that Holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person hereon.

         This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee, and any subsequent holders of this Note, and their successors and assigns.

         All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Credit Agreement for the giving of notices.

         If any payment of interest and/or principal is not received by the Holder hereof when such payment is due, then in addition to the remedies conferred upon the Holder hereof and the other loan documents, a late charge of five percent (5%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate the Holder hereof for the expense of handling the delinquency for any payment past due in excess of ten (10) days, regardless of any notice and cure period.

         In any action brought under or arising out of this Note, each obligor, including successor(s) or assign(s), hereby consents to the application of California law, with the exception of provisions on conflicts of laws, to the jurisdiction of any competent court within the State of California, and to service of process by any means authorized by California law.

         IN WITNESS WHEREOF, these presents are executed as of the date first written above.

                                        THE ANTIGUA GROUP, INC., a Nevada
                                        corporation


                                        By: /s/ Gerald K. Whitley
                                           ---------------------------------
                                        Type/Print Name: Gerald K. Whitley
                                        Title:  Vice President-Finance

                                                                           MAKER